UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2021
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 24, 2021, David M. Kelly informed Mesa Laboratories, Inc. (the “Company”) of his planned retirement from the Board of Directors of the Company, including the Compensation Committee, to be effective as of close of business on April 3, 2022.  Mr. Kelly has served on Mesa’s Board for 11 years. We express our sincere thanks to Mr. Kelly for his years of service on the Board.

(e) On September 27, 2021, the Company entered into Amended and Restated Executive Employment Agreements with Gary Owens, Chief Executive Officer, and John Sakys, Chief Financial Officer, and into Employment Agreements with Greg DiNoia, SVP of Commercial Operations and Brian Archbold, SVP of Continuous Improvement and Operations.

The Amended and Restated Executive Employment Agreements amend, restate and supersede the Employment Agreement among the Company, and Mr. Owens dated April 7, 2017 and the Executive Employment Agreement among the Company and Mr. Sakys dated April 7, 2017.

The executive employment agreements have the same severance and other terms except for salary and position description. The employment agreements have indefinite terms until terminated.

In the event the Company terminates an executive officer’s employment without cause or the executive officer terminates his employment for good reason, the executive officer will receive: (i) an amount equal to one times the sum of (x) his base salary plus (y) target annual bonus; (ii) an annual bonus for the year in which the termination of employment occurs based the greater of target or actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment; (iii) payment for an additional year of incentive compensation; (iv) payment equal to the cost for 24 months’ COBRA and continuation of group health plan coverage as of the date of his termination of employment, and his equity-based awards will be treated as follows: (a) All with greater than three years’ vesting schedule will become vested and exercisable for its full term pursuant to the applicable award agreement; (b) For equity with vesting schedules less than three years, (x) all restricted stock and options due to vest within the next 12 months will become vested, and options will remain outstanding and exercisable for 14 months, and (y) all performance shares will vest at the higher of actual performance or target.

In the event that the executive officer is terminated during the three months before or the 24-month period following a change in control of the Company, the executive officer will receive the severance pay and benefits listed above, except that (i) the severance amount will equal two times the sum of (x) his base salary plus (y) target annual bonus; (ii) pro rata bonus; and (iii) payment equal to the cost for 24 months’ continuation of COBRA and group health plan coverage as of the date of his termination of employment (which will be payable monthly and discontinued if the executive finds another position with medical insurance).

In the event that a change in control of the Company occurs, all unvested equity awards held by the executive officer will immediately vest, with any performance-based awards deemed to have been earned at the higher of actual performance or target. Options will remain outstanding and exercisable for their full term.

If the executive resigns voluntarily without good reason, he will receive no cash severance, and his equity-based awards will be treated as follows: (a) For equity with vesting schedules less than three years, (i) any outstanding equity-based awards that have a vesting period of three years or less shall terminate 90 days after the Termination Date, and (ii) all performance shares that were held by executive officer for less than 12 months will terminate and performance share held for more than 12 months will vest at the lesser of target level or actual performance. For Mr. Owens only, all equity with seven years’ vesting schedule outstanding on the date of the employment agreement will vest.

Upon termination of employment by reason of executive’s retirement at age 65 or after (“Normal Retirement”), all unvested Awards held by the executive shall continue to vest as if termination did not occur, all restrictions thereon shall lapse, and any performance-based awards shall be deemed to have been earned at actual performance to date as set forth in the applicable award agreement for any performance period not then completed. All equity awards that are options will be exercisable for their full remaining term under the applicable award agreement. Executive will also receive a pro-rated annual cash incentive bonus.

Severance payments are subject to the executive signing and not revoking a release of claims.

The executive officers will be eligible to earn year-end cash incentive bonuses opportunities and are eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. The executive officers are also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board.

The above description of the terms of the Employment Agreements are not complete and are qualified by reference to the complete documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.5.1	First Amended and Restated Executive Employment Agreement dated as of September 29, 2021, by and among Mesa Laboratories, Inc. and Gary Owens
10.5.2	First Amended and Restated Executive Employment Agreement dated as of September 29, 2021, by and among Mesa Laboratories, Inc. and John Sakys
10.5.3	Executive Employment Agreement dated as of September 29, 2021, by and among Mesa Laboratories, Inc. and Greg DiNoia
10.5.4	Executive Employment Agreement dated as of September 29, 2021, by and among Mesa Laboratories, Inc. and Brian Archbold
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 29, 2021	Mesa Laboratories, Inc.
(Registrant)

	By:	/s/ Gary M. Owens
Gary M. Owens,
President and Chief Executive Officer